Exhibit 99.1

Inphi Corporation Announces Second Quarter 2014 Results

Reports 39% Year-over-Year Growth and 9% Sequential Growth

SANTA CLARA, Calif., July 29, 2014 – Inphi Corporation (NYSE: IPHI), a leading provider of high-speed mixed signal semiconductor solutions for the communications, data center and computing markets, today announced financial results for its second quarter ended June 30, 2014.

Revenue for the second quarter of 2014 was $33.9 million, up 9% sequentially from $31.2 million reported for the first quarter of 2014. This was up 39% year-over-year compared with $24.3 million reported for the second quarter of 2013.

Gross margin under U.S. generally accepted accounting principles (GAAP) for the second quarter of 2014 was 63.8% of revenue, compared with 63.5% of revenue for the second quarter of 2013.

GAAP net income for the second quarter of 2014 was $2.6 million, or $0.08 per diluted common share, compared with GAAP net loss of $1.5 million, or ($0.05) per diluted common share, for the second quarter of 2013.

Inphi reports gross margin, net income (loss), and earnings per share in accordance with GAAP and on a non-GAAP basis. A reconciliation of the GAAP to non-GAAP gross margin, net income, and earnings per share, as well as a description of the items excluded from the non-GAAP calculations, is included in the financial statements portion of this news release.

Gross margin on a non-GAAP basis for both the second quarter of 2014 and 2013 was 64.6% of revenue.

Non-GAAP net income for the second quarter of 2014 was $2.9 million, or $0.09 per diluted common share. This compared with non-GAAP net income of $0.3 million, or $0.01 per diluted common share for the second quarter of 2013.

“We are pleased to report that our revenue grew to more than $33.9 million dollars during the second quarter of 2014—a 9% sequential increase, and an almost 40% year-over-year increase,” said Ford Tamer, President and CEO of Inphi. “This is the sixth quarter in a row, where we have delivered consistent sequential revenue growth. At the same time, we have driven operating margins from 1% five quarters ago to 11% in Q2 2014, resulting in a nine-fold increase in earnings per share during the period. Equally importantly, we achieved these results while continuing to invest in research and development, effectively innovating award winning solutions for our growing list of customers around the world.”

First Half 2014 Results

For the six months ended June 30, 2014, revenue was $65.1 million, compared with $46.9 million for the six months ended June 30, 2013. GAAP net income for the six months ended June 30, 2014 was $1.6 million, or $0.05 per diluted share, on approximately 32.9 million diluted weighted average common shares outstanding. This compared with GAAP net loss of $9.1 million, or ($0.31) per diluted share, on approximately 29.1 million diluted weighted average common shares outstanding for the six months ended June 30, 2013.

Non-GAAP net income for the six months ended June 30, 2014 was $5.8 million, or $0.18 per diluted weighted average common share outstanding, on approximately 32.9 million diluted weighted average common shares outstanding. This compared with non-GAAP net income of $0.4 million for the six months ended June 30, 2013, or $0.01 per diluted weighted average common share outstanding.

Business Outlook

The following statements are based on our current expectations for the third quarter of 2014. These statements are forward-looking and actual results may differ materially.

•	Inphi expects revenues to be up 5% -9% sequentially in Q3 2014, resulting in a range of $35.6 million to $37.0 million.

•	Non-GAAP gross margin is expected to be approximately 64.5% to 65.5%.

•	Stock-based compensation expense is expected to be in the range of $5.6 million to $5.8 million.

•	GAAP results are expected to be a net loss in a range between $0.2 million to $1.0 million, or ($0.01) - ($0.03) per diluted share, on 31.7 million estimated basic shares outstanding.

•	Non-GAAP net income, excluding stock-based compensation expense, is expected to be in the range of $3.2 million to $3.9 million, or $0.10- $0.12 per diluted share, on 33.5 million estimated fully diluted shares outstanding

Quarterly Conference Call Today

Inphi plans to hold a conference call at 5:00 p.m. Eastern Time / 2:00 p.m. Pacific Time today with Ford Tamer, President and Chief Executive Officer, and John Edmunds, Chief Financial Officer, to discuss second quarter 2014 results.

The call can be accessed by dialing 866-318-8615; international callers should dial 617-399-5134, participant passcode: 74484704. Please dial-in ten minutes prior to the scheduled conference call time. A live and archived webcast of the call will be available on Inphi’s website at http://investors.inphi.com for up to 30 days after the call.

About Inphi

Inphi Corporation is a leading provider of high-speed analog and mixed signal semiconductor solutions for the communications, data center and computing markets. Inphi’s end-to-end data transport platform delivers high signal integrity at leading-edge data speeds, addressing performance and bandwidth bottlenecks in networks, from fiber to memory. Inphi’s solutions minimize latency in computing environments and enable the rollout of next-generation communications infrastructure. Inphi’s solutions provide a vital interface between analog signals and digital information in high-performance systems, such as telecommunications transport systems, enterprise networking equipment, enterprise and data center servers, and storage platforms. To learn more about Inphi, visit www.inphi.com.

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Cautionary Note Concerning Forward-Looking Statements

Statements in the press release and certain matters to be discussed on the second quarter of 2014 conference call regarding Inphi Corporation, which are not historical facts, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by terms such as outlook, believe, expect, may, will, provide, could, and should, and the negative of these terms or other similar expressions. These statements include statements relating to: our business outlook and current expectations for the third quarter of 2014, including our revenue, gross margin, stock-based compensation expense, operating performance, net income, earnings per share; expectations of our growth; expectations of economic trends and macroeconomic conditions; and benefits of using non-GAAP financial measures. These statements are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially from those anticipated as a result of various factors, including: the Company’s ability to sustain profitable operations due to its history of losses and accumulated deficit; dependence on a limited number of customers for a substantial portion of revenue and lack of long-term purchase commitments from our customers; product defects; risk related to intellectual property matters, lengthy sales cycle and competitive selection process; lengthy and expensive qualification processes; ability to develop new or enhanced products in a timely manner; development of the markets that the Company targets; market demand for the Company’s products; reliance on third parties to manufacture, assemble and test products; ability to compete; and other risks inherent in fabless semiconductor businesses. In addition, actual results could differ materially due to changes in tax rates or tax benefits available, changes in claims that may or may not be asserted, as well as changes in pending litigation. For a discussion of these and other related risks, please refer to Inphi Corporation’s recent SEC filings, including its Annual Report on Form 10-K for the year ended December 31, 2013, which are available on the SEC’s website at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. Inphi Corporation undertakes no obligation to update forward-looking statements for any reason, except as required by law, even as new information becomes available or other events occur in the future.

Inphi, the Inphi logo and Think fast are registered trademarks of Inphi Corporation. All other trademarks used herein are the property of their respective owners.

Corporate Contact:

Kim Markle

Inphi

408-217-7329

kmarkle@inphi.com

INPHI CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands of dollars, except share and per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Revenue	$33,922	$24,339	$65,111	$46,923
Cost of revenue	12,296	8,893	23,359	17,185

Gross margin	21,626	15,446	41,752	29,738

Operating expenses:
Research and development	15,729	12,796	29,468	24,394
Sales and marketing	4,362	3,706	8,312	7,653
General and administrative	3,234	2,842	6,299	5,997

Total operating expenses	23,325	19,344	44,079	38,044

Income (loss) from operations	(1,699)	(3,898)	(2,327)	(8,306)
Other income	172	213	332	426

Income (loss) before income taxes	(1,527)	(3,685)	(1,995)	(7,880)
Provision (benefit) for income taxes	(4,161)	(2,211)	(3,634)	1,265

Net income (loss)	$2,634	$(1,474)	$1,639	$(9,145)

Earnings per share:
Basic	$0.08	$(0.05)	$0.05	$(0.31)

Diluted	$0.08	$(0.05)	$0.05	$(0.31)

Weighted-average shares used in computing earnings per share:
Basic	31,378,909	29,216,338	31,040,240	29,075,504
Diluted	33,013,652	29,216,338	32,905,244	29,075,504

The following table presents details of stock-based compensation expense included in each functional line item in the consolidated statements of operations above:

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
	(in thousands of dollars)
	(Unaudited)
Cost of revenue	$298	$281	$549	$514
Research and development	2,992	2,256	5,381	4,229
Sales and marketing	940	753	1,798	1,556
General and administrative	1,170	1,001	2,178	2,018

	$5,400	$4,291	$9,906	$8,317

INPHI CORPORATION

CONSOLIDATED BALANCE SHEETS

(in thousands of dollars)

(Unaudited)

	June 30, 2014	December 31, 2013
Assets
Current assets:
Cash and cash equivalents	$33,325	$31,667
Short-term investments in marketable securities	88,931	90,890
Accounts receivable, net	14,418	13,073
Inventories	7,428	6,767
Other current assets	7,069	3,700

Total current assets	151,171	146,097
Property and equipment, net	25,320	22,460
Goodwill	5,875	5,875
Deferred tax charge and other assets	9,621	7,910

Total assets	$191,987	$182,342

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$7,531	$7,280
Accrued expenses and other current liabilities	6,959	8,118
Deferred revenue	1,528	1,686

Total current liabilities	16,018	17,084
Other liabilities	4,677	5,865

Total liabilities	20,695	22,949

Stockholders’ equity:
Common Stock	32	30
Additional paid-in capital	235,184	225,007
Accumulated deficit	(64,943)	(66,582)
Accumulated other comprehensive income	1,019	938

Total stockholders’ equity	171,292	159,393

Total liabilities and stockholders’ equity	$191,987	$182,342

INPHI CORPORATION

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

(in thousands of dollars, except share and per share amounts)

To supplement the audited financial data presented on a GAAP basis, the Company discloses certain non-GAAP financial measures, which exclude stock-based compensation, abandoned office space costs and deferred tax asset valuation allowance. These non-GAAP financial measures are not in accordance with GAAP. These results should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP measures. The Company believes that its non-GAAP financial information provides useful information to management and investors regarding financial and business trends relating to its financial condition and results of operations because it excludes charges or benefits that management considers to be outside of the Company’s core operating results. The Company believes that the non-GAAP measures of gross margin, net income and earnings per share in combination with the Company’s financial results calculated in accordance with GAAP, provide investors with additional perspective and a more meaningful understanding of the Company’s ongoing operating performance. In addition, the Company’s management uses these non-GAAP measures to review and assess the financial performance of the Company, to determine executive officer incentive compensation and to plan and forecast performance in future periods. The Company’s non-GAAP measurements are not prepared in accordance with GAAP, and are not an alternative to GAAP financial information, and may be calculated differently than non-GAAP financial information disclosed by other companies.

INPHI CORPORATION

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

(in thousands of dollars, except share and per share amounts)

(Unaudited)

	Three Months Ended June 30,				Six Months Ended June 30,
	2014		2013		2014		2013
GAAP net income (loss)	$2,634		$(1,474)		$1,639		$(9,145)
Adjusting items to GAAP net income (loss):
Operating expenses related to stock-based compensation expense, net of tax effect	4,086	(a)	2,628	(a)	7,299	(a)	5,135 (a)
Abandoned office costs	—		(43	) (b)	—		90 (b)
Valuation allowance and delta in interim period tax allocation from GAAP to non-GAAP	(3,791	) (c)	(782	) (c)	(3,110	) (c)	4,280 (c)

Non-GAAP net income	$2,929		$329		$5,828		$360

Shares used in computing non-GAAP basic earnings per share	31,378,909		29,216,338		31,040,240		29,075,504

Shares used in computing non-GAAP diluted earnings per share	33,013,652		30,778,280		32,905,244		30,625,873

Non-GAAP earnings per share:
Basic	$0.09		$0.01		$0.19		$0.01

Diluted	$0.09		$0.01		$0.18		$0.01

GAAP gross margin as a % of revenue	63.8%		63.5%		64.1%		63.4%
Stock-based compensation:
Cost of revenue	0.8%		1.1%		0.9%		1.1%
Adjustment to revenue as a result of warranty claim	—		—		—		—

Non-GAAP gross margin as a % of revenue	64.6%		64.6%		65.0%		64.5%

(a)	Reflects the stock-based compensation expense recorded relating to stock-based awards. The Company excludes this item when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.
(b)	Reflects the cost of abandoned office space. The Company excludes this item when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.
(c)	Reflects the change in valuation allowance and delta in interim period tax allocation from GAAP to non-GAAP related to non-GAAP adjustments. Starting 2014, the Company, prospectively changed its method of calculating income taxes on a non-GAAP basis related to considering $213,000 – the quarterly amortization of a deferred tax charge on an ARB 51-related intercompany transfer of assets. The deferred tax charge relates to intercompany transfer of intellectual property in 2010 for which taxes were already paid. The Company decided to exclude the amortization from the calculation prospectively as it is strictly non-cash accounting amortization that will never convert into cash tax expense. The change is only made prospectively, therefore, a similar amount remains included in the comparable Q2 2013 non-GAAP tax expense. The Company excludes this item when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

INPHI CORPORATION

RECONCILIATION OF GAAP TO NON-GAAP MEASURES -THIRD QUARTER 2014 GUIDANCE

(in thousands of dollars, except share and per share amounts)

(Unaudited)

	Three Months Ending September 30, 2014
	High	Low
Estimated GAAP net income (loss)	$(200)	$(1,000)
Adjusting items to estimated GAAP net income (loss):
Operating expenses related to stock-based compensation expense	5,800	5,600
Tax effect of stock-based compensation expense	(1,700)	(1,400)

Estimated non-GAAP net income	$3,900	$3,200

Shares used in computing estimated non-GAAP diluted earnings per share	33,500,000	33,500,000

Estimated non-GAAP diluted earnings per share	$0.12	$0.10